Exhibit 99





                               GURUNET CORPORATION
                             AUDIT COMMITTEE CHARTER



PURPOSE

         The Audit Committee is appointed by the Board of Directors (the "Board") to assist the Board in monitoring (1) the integrity of the consolidated financial statements of GuruNet Corporation and its direct and indirect subsidiaries, whether domestic or foreign (the "Company") to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, (2) the qualifications and independence of the Company's auditors, (3) the performance of the Company's internal audit function and independent accountants, and (4) the compliance by the Company with all applicable legal and regulatory requirements.

         The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") as now or may hereafter be amended, modified or adopted, to be included in the Company's annual proxy materials.


COMMITTEE MEMBERSHIP

         The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of the Commission and of The Nasdaq Stock Market, Inc. or any national securities exchange on which any securities of the Company are traded, as now or may hereafter be amended, modified or adopted. At least one member of the Audit Committee shall be an "Audit Committee Financial Expert" as defined by the Commission's rules and regulations.

         The Members of the Audit Committee shall be appointed by the Board and may be replaced by the Board at any time a majority of the Board determines that such Members' continued service on the Committee is no longer in the best interest of the Company.

         No member of the Audit Committee shall serve on the audit committee of more than two other pubic companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on Committee.


MEETINGS

         The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. Meetings may be held either in person or telephonically as determined by the Chairman of the Audit Committee on such notice as the Chairman may determine. The Audit Committee shall meet periodically with management, the internal auditors, when established, and the independent accountants in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent

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accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Audit Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

         The Audit Committee shall have the sole authority to appoint or replace the independent accountants. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Audit Committee.

         The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. Pre-approval of all auditing services and permitted non-audit services shall be in accordance with the policy of the Audit Committee appended to this Charter as Attachment A, as may be amended or modified by the Audit Committee.

         The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

         The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent accountants for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

         The Audit Committee shall regularly report to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         The Audit Committee, to the extent it deems necessary or appropriate, shall:

         FINANCIAL STATEMENT AND DISCLOSURE MATTERS

         1. Review and discuss with management and the independent accountants the annual audited financial statements, including disclosures made in "management's discussion and analysis of financial condition and results of operations" section of the Company's Exchange Act reports, and recommend to the full Board whether the audited financial statements should be included in the Company's Form 10-K.

         2.    Review  and  discuss   with   management   and  the   independent
               accountants the Company's quarterly financial statements prior to the filing of its Form 10-Q,

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

               including the results of the independent accountants' review of the quarterly financial statements.

         3. Discuss with management and the independent accountants significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

         4.    Review  and  discuss   quarterly  results  from  the  independent
               accountants review procedures on:

               (a) All critical accounting policies and practices to be used, including critical and significant accounting releases.

               (b) All alternative treatments of financial information within accounting principles generally accepted in the United States of America that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants.

               (c)  Other   material   written    communications   between   the
                    independent   accountants  and   management,   such  as  any
                    management letter or schedule of unadjusted differences.

         5. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

         6. Discuss with management and the independent accountants the effect of regulatory and accounting initiatives as well as off-balance sheet items on the Company's financial statements.

         7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

         8. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

         9. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about

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

               any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

         OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT
         ACCOUNTANTS

         10.   Review  and  evaluate   the  lead  partner  of  the   independent
               accountants' team.

         11. Obtain and review a report from the independent accountants at least annually regarding (a) the independent accountants' internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent accountants and the Company. Evaluate the qualifications, performance and independence of the independent accountants, including considering whether the accountants' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the accountants' independence, and taking into account the opinions of management and internal auditors.

         12. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least every five years, and consider whether the auditing firm should be rotated at prescribed intervals as well.

         13. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent accountants who participated in any capacity in the audit of the Company as well as monitoring the effect any such hiring has on independence.

         14. Meet with the independent accountants prior to the audit to discuss the planning and staffing of the audit.

         OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

         15. Review the appointment and replacement of the senior internal auditor.

         16. Review the significant reports to management prepared by the internal auditing department and management's responses.

         17.   Discuss   with   management   the   internal   audit   department
               responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

         COMPLIANCE OVERSIGHT RESPONSIBILITIES

         18. Obtain from the independent accountants assurance that Section 10A(b) of the Exchange Act has not been implicated.

         19. Obtain reports from management, the Company's internal audit department that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics. Review with the independent accountants their report with respect to management's evaluation of internal financial controls.

         20. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

         21. Discuss with management and the independent accountants any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

         22. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.


LIMITATION OF AUDIT COMMITTEE'S ROLE

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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

                                                                    ATTACHMENT A


             GURUNET CORPORATION AUDIT COMMITTEE PRE-APPROVAL POLICY


         I.    STATEMENT OF PRINCIPLES

               The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

               The appendices to this Policy describe the Audit, Audit-related, Tax and All Other services that have the pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

         II.   DELEGATION

               The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

         III.  AUDIT SERVICES

               The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

               In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the Audit services listed in Appendix A. All other Audit services not listed in Appendix A must be separately pre-approved by the Audit Committee.

         IV.   AUDIT-RELATED SERVICES

               Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the
Company's financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor, and has pre-
approved the Audit-related services listed in Appendix B. All other Audit-related services not listed in Appendix B must be separately pre-approved by the Audit Committee.

         V.    TAX SERVICES

               The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor's independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the Tax services listed in Appendix C. All Tax services involving transactions not listed in Appendix C must be separately pre-approved by the Audit Committee.

         VI.   ALL OTHER SERVICES

               The Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor. The Audit Committee has pre-approved the All Other services listed in Appendix
D. Permissible All Other services not listed in Appendix D must be separately pre-approved by the Audit Committee.

               A list of the SEC's prohibited non-audit services is attached to this policy as Exhibit 1. The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

         VII.  PRE-APPROVAL FEE LEVELS

               Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

         VIII. SUPPORTING DOCUMENTATION

               With respect to each proposed pre-approved service, the independent auditor will provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

         IX.   PROCEDURES

               Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

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

                                                                      APPENDIX A

PRE-APPROVED AUDIT SERVICES FOR FISCAL YEAR 2004

Dated:  [_____________], 2004

---------------------------------------------------------------------------------------------------------------------
SERVICE                                                                           RANGE OF FEES
---------------------------------------------------------------------------------------------------------------------
Statutory audits or financial audits for subsidiaries or affiliates of the
Company

---------------------------------------------------------------------------------------------------------------------

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offering (e.g., comfort letters, consents), and assistance in responding to SEC comment letters

---------------------------------------------------------------------------------------------------------------------

Consultations by the Company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be "audit-related" services rather than "audit" services

---------------------------------------------------------------------------------------------------------------------

                                                                      APPENDIX B



PRE-APPROVED AUDIT RELATED SERVICES FOR FISCAL 2004

Dated:  [_____________], 2004

---------------------------------------------------------------------------------------------------------------------
SERVICE                                                                           RANGE OF FEES
---------------------------------------------------------------------------------------------------------------------
Due diligence services pertaining to potential business acquisitions/dispositions

---------------------------------------------------------------------------------------------------------------------

Financial statement audits of employee benefit plans

---------------------------------------------------------------------------------------------------------------------

Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters

---------------------------------------------------------------------------------------------------------------------

Internal control reviews and assistance with internal control reporting requirements

---------------------------------------------------------------------------------------------------------------------

Consultations by the Company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be "audit" services rather than "audit-related" services)

---------------------------------------------------------------------------------- -----------------------------------

Attest services not required by statute or regulation

---------------------------------------------------------------------------------- -----------------------------------

                                                                      APPENDIX C



PRE-APPROVED TAX SERVICES FOR FISCAL YEAR 2004

Dated:  [_____________], 2004

---------------------------------------------------------------------------------------------------------------------
SERVICE                                                                           RANGE OF FEES
---------------------------------------------------------------------------------------------------------------------
U.S. federal, state and local tax planning and advice

---------------------------------------------------------------------------------------------------------------------

U.S. federal, state and local tax compliance

---------------------------------------------------------------------------------------------------------------------

International tax planning and advice

---------------------------------------------------------------------------------------------------------------------

International tax compliance

---------------------------------------------------------------------------------------------------------------------

Review of federal, state, local and international income, franchise, and other tax returns

---------------------------------------------------------------------------------------------------------------------

Licensing [or purchase] of income tax preparation software from the independent auditor, provided the functionality is limited to preparation of tax returns

---------------------------------------------------------------------------------------------------------------------

                                                                      APPENDIX D


PRE-APPROVED ALL OTHER SERVICES FOR FISCAL YEAR 2004

Dated:  [_____________], 2004

---------------------------------------------------------------------------------------------------------------------
SERVICE                                                                           RANGE OF FEES
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

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

                                                                       EXHIBIT 1

PROHIBITED NON-AUDIT SERVICES

o Bookkeeping or other services related to the accounting records or financial statements of GuruNet

o    Financial information systems design and implementation

o Appraisal or valuation services, fairness opinions or contribution-in-kind reports

o    Actuarial services

o    Internal audit outsourcing services

o    Management functions

o    Human resources

o    Broker-dealer, investment advisor or investment banking services

o    Legal services

o    Expert services unrelated to the audit

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